UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive Suite 1900 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(702) 964-5777

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2021, upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of GAN Limited (the “Company”) appointed Susan Bracey to serve as (i) a Class 1 director of the Company, with a term of office expiring at the 2024 annual meeting of shareholders, and (ii) a member of the Audit Committee of the Board. The Board has determined that Ms. Bracey is an independent director in accordance with guidelines that the Company has adopted, which also comply with the listing standards set forth by The NASDAQ Stock Market.

Ms. Bracey is an experienced financial executive, having most recently served from 2010 to 2020 as EVP and Chief Financial Officer of Village Roadshow Entertainment Group, a leading co-producer and co-financier of studio-released motion pictures. Previously, she served as Chief Financial Officer of Youbet.com (Nasdaq: UBET), an online wagering company, from 2009 until its sale to Churchill Downs in 2010, and from 2000 to 2008 Ms. Bracey was an executive at Ticketmaster Entertainment where she served as EVP and Chief Financial Officer. Ms. Bracey began her career as a certified public accountant with Ernst & Young. She currently serves on the Board of Directors of Diver.Sea.Fy, a non-profit organization that raises money to support underrepresented youth of color in obtaining scuba certifications. Ms. Bracey earned a B.S. in Business Administration with a major in Accounting from Chicago State University. Ms. Bracey brings extensive finance experience in the technology, media and entertainment industries to our Board of Directors, having held C-suite level and executive positions in both public and privately held companies.

There are no arrangements or understandings between Ms. Bracey and any other person pursuant to which she was appointed as a director of the Company, and there have been no transactions nor are there any proposed transactions between the Company and Ms. Bracey that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Ms. Bracey’s appointment to the Board and in accordance with the Company’s compensation policies for non-employee directors and form of Director Services Agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Form F-1 registration statement filed on April 17, 2020 and is incorporated herein by reference, Ms. Bracey will be entitled to receive (i) an annual fee of $60,000, half of which is to be paid in cash and half of which is to be paid in the form of restricted stock grants, (ii) annual chairmanship fees, if applicable, ranging from $10,000-$50,000, (iii) annual committee fees, as applicable, including $10,000 for audit committee service, (iv) fees of $1,500 per meeting, and (v) a restricted stock grant equivalent in value of $100,000, granted annually.

Also in connection with her appointment to the Board, Ms. Bracey has entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.3 to the Company’s Form F-1 registration statement filed on April 17, 2020 and is incorporated herein by reference.

The Company issued a press release announcing the appointment of Ms. Bracey, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press Release dated June 11, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAN Limited

Date: June 11, 2021	/s/ Karen E. Flores
Karen E. Flores
Chief Financial Officer

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